FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Second Quarter Fiscal 2014

•	Revenue of $977.2 million.

•	GAAP net income of $96.4 million, or $0.16 per diluted share. Non-GAAP net income of $133.3 million, or $0.23 per diluted share.

•	Record GAAP and non-GAAP gross margins of 55.8 percent and 56.3 percent, respectively.
SANTA CLARA, Calif.-Aug. 8, 2013-NVIDIA (NASDAQ: NVDA) today reported revenue for the second quarter of fiscal 2014, ended July 28, 2013, of $977.2 million, up 2.4 percent from $954.7 million in the previous quarter.
GAAP earnings per diluted share were $0.16, up 23.1 percent from $0.13 in the previous quarter. Non-GAAP earnings per diluted share were $0.23, up 27.8 percent from $0.18 in the previous quarter.
“The GPU business continued to grow, driving our fourth consecutive quarter of record margins,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA.  “We also began shipping GRID virtualized graphics, which puts the power of NVIDIA GPUs into the datacenter. We look forward to a strong second half, with new Tegra 4 devices coming to market, SHIELD moving beyond the U.S. and broader sampling of Project Logan, our next-generation Tegra processor, which brings Kepler, the world's most advanced GPU, to mobile.”
On May 14, 2013, NVIDIA executed an accelerated share repurchase (ASR) agreement with Goldman, Sachs & Co. such that NVIDIA paid Goldman Sachs $750 million and Goldman Sachs delivered 36.9 million shares on May 16, 2013.  These shares were accounted for as treasury share repurchases that reduced the outstanding common shares used to calculate EPS.  Upon final settlement of the ASR, Goldman Sachs may be required to deliver additional shares of common stock to NVIDIA or NVIDIA may be required to deliver shares of its common stock, or elect to make a cash payment, to Goldman Sachs, based on the terms and conditions under the ASR. NVIDIA currently expects that, at the time of settlement, Goldman Sachs will be required to deliver additional shares of common stock to NVIDIA.

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q2 FY14	Q1 FY14	Q2 FY13	Q/Q	Y/Y
Revenue	$977.2	$954.7	$1,044.3	up 2.4%	down 6.4%
Gross margin	55.8%	54.3%	51.8%	up 1.5 p.p.	up 4.0 p.p.
Operating expenses	$440.0	$435.8	$401.1	up 1.0%	up 9.7%
Net income	$96.4	$77.9	$119.0	up 23.8%	down 19.0%
Earnings per share	$0.16	$0.13	$0.19	up 23.1%	down 15.8%

Non-GAAP* Quarterly Financial Comparison
(in millions except per share data)	Q2 FY14	Q1 FY14	Q2 FY13	Q/Q	Y/Y
Revenue	$977.2	$954.7	$1,044.3	up 2.4%	down 6.4%
Gross margin	56.3%	54.6%	52.0%	up 1.7 p.p.	up 4.3 p.p.
Operating expenses	$400.8	$396.2	$342.5	up 1.2%	up 17.0%
Net income	$133.3	$113.8	$170.4	up 17.2%	down 21.8%
Earnings per share	$0.23	$0.18	$0.27	up 27.8%	down 14.8%
*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a legal settlement charge in the second quarter of fiscal 2014, a contribution expense in the second quarter of fiscal 2013, and the tax impact associated with such items.
NVIDIA's outlook for the third quarter of fiscal 2014 is as follows:

•	Revenue is expected to be $1.050 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be approximately flat relative to the prior quarter at 56.0 percent and 56.3 percent, respectively.

•	GAAP operating expenses are expected to be approximately $460 million. Non-GAAP operating expenses are expected to be approximately $418 million.

•
GAAP and non-GAAP tax rates for the remaining half of fiscal 2014 are expected to be 16 percent, plus or minus one percent. This estimate excludes any discrete tax events that may occur during a quarter, which, if realized, may increase or decrease our actual effective tax rates in such quarter.

NVIDIA estimates depreciation and amortization for the third quarter to be approximately $62 million to $64 million. Capital expenditures are expected to be in the range of $60 million to $70 million.
Diluted shares for the third quarter are expected to be approximately 589 million.
Among highlights of the second quarter of fiscal 2014, NVIDIA:

•	Demonstrated the capabilities of the Kepler™-based GPU in Project Logan, its next-generation mobile processor, and announced an IP licensing initiative that will bring this technology to new markets.

•	Shipped NVIDIA® SHIELD™, its open-platform gaming and entertainment portable (July 31, after quarter end).

•	Demonstrated NVIDIA® Tegra® 4i phone calls on AT&T's network, and showed support of LTE Cat 4 data rates.

•	Launched a new family of high-end gaming GPUs, the GeForce® GTX™ 760, GeForce GTX 770 and GeForce GTX 780.

•	Appeared on stage with the CEO of Citrix to announce that XenDesktop 7 has now fully integrated NVIDIA GRID™ vGPU™ technology to share GPUs across virtual machines.

•	Appointed Dawn Hudson, former CEO of PepsiCo's North American operations, to its board of directors.

Dividend
NVIDIA will pay its next quarterly cash dividend of $0.075 cents per share on September 13, 2013, to all stockholders of record on August 22, 2013.

CFO Commentary and Earnings Presentation
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, and a presentation, are available at www.nvidia.com/ir.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its second quarter fiscal 2014 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679-2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its third quarter fiscal 2014.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a legal settlement, a contribution expense, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company's technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: expectations of a strong second half, Tegra 4 devices coming to market, SHIELD moving beyond the U.S. and broader sampling of Project Logan in the second half; the expectation that Goldman Sachs will be required to deliver additional shares of common stock to the company as part of our ASR; the company's financial outlook for the third quarter of fiscal 2014; the expectation that our IP licensing initiative will bring Project Logan to new markets; and the company's tax rate for the second half of fiscal year 2014 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners' products;  design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended April 28, 2013.  Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge.  These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2013 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce GTX, Quadro, Tegra, NVIDIA GRID, GRID vGPU, Kepler and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

______________

For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 28,	July 29,	July 28,	July 29,
	2013	2012	2013	2012

Revenue	$977,238	$1,044,270	$1,931,977	$1,969,147
Cost of revenue	431,700	503,551	867,871	965,064
Gross profit	545,538	540,719	1,064,106	1,004,083
Operating expenses
Research and development	331,738	281,193	658,899	565,095
Sales, general and administrative	108,266	119,903	216,892	226,539
Total operating expenses	440,004	401,096	875,791	791,634
Operating income	105,534	139,623	188,315	212,449
Interest and other income, net	6,286	5,585	11,567	9,854
Income before income tax expense	111,820	145,208	199,882	222,303
Income tax expense	15,372	26,162	25,543	42,820
Net income	$96,448	$119,046	$174,339	$179,483

Basic net income per share	$0.16	$0.19	$0.29	$0.29
Diluted net income per share	$0.16	$0.19	$0.29	$0.29

Shares used in basic per share computation	585,345	618,996	601,109	617,388
Shares used in diluted per share computation	592,006	623,143	606,051	623,397

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 28,	January 27,
	2013	2013
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$2,935,893	$3,727,883
Accounts receivable, net	418,123	454,252
Inventories	378,280	412,467
Prepaid expenses and other current assets	190,312	180,656
Total current assets	3,922,608	4,775,258

Property and equipment, net	578,948	576,144
Goodwill	641,030	641,030
Intangible assets, net	322,520	312,332
Other assets	104,486	107,481
Total assets	$5,569,592	$6,412,245

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$310,271	$356,428
Accrued liabilities and other current liabilities	625,520	619,795
Total current liabilities	935,791	976,223

Other long-term liabilities	443,943	589,321
Capital lease obligations, long term	17,685	18,998
Stockholders' equity	4,172,173	4,827,703
Total liabilities and stockholders' equity	$5,569,592	$6,412,245

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012

GAAP gross profit	$545,538	$518,568	$540,719	$1,064,106	$1,004,083
GAAP gross margin	55.8%	54.3%	51.8%	55.1%	51.0%
Stock-based compensation expense included in cost of revenue (A)	2,168	2,653	2,649	4,821	5,175
Legal settlement	2,290	—	—	2,290	—
Non-GAAP gross profit	$549,996	$521,221	$543,368	$1,071,217	$1,009,258
Non-GAAP gross margin	56.3%	54.6%	52.0%	55.4%	51.3%

GAAP operating expenses	$440,004	$435,787	$401,096	$875,791	$791,634
Stock-based compensation expense included in operating expense (A)	(30,227)	(30,744)	(29,606)	(60,971)	(62,649)
Amortization of acquisition-related intangible assets	(3,980)	(3,915)	(4,065)	(7,895)	(8,407)
Other acquisition-related costs (B)	(4,984)	(4,946)	(4,794)	(9,930)	(9,965)
Contribution expense (C)	—	—	(20,127)	—	(20,127)
Non-GAAP operating expenses	$400,813	$396,182	$342,504	$796,995	$690,486

GAAP net income	$96,448	$77,891	$119,046	$174,339	$179,483
Total pre-tax impact of non-GAAP adjustments	43,649	42,258	61,241	85,907	106,323
Income tax impact of non-GAAP adjustments	(6,767)	(6,348)	(9,839)	(13,115)	(17,828)
Non-GAAP net income	$133,330	$113,801	$170,448	$247,131	$267,978

Diluted net income per share
GAAP	$0.16	$0.13	$0.19	$0.29	$0.29
Non-GAAP	$0.23	$0.18	$0.27	$0.41	$0.43

Shares used in diluted net income per share computation	592,006	619,302	623,143	606,051	623,397

Metrics:
GAAP net cash flow provided by operating activities	$99,192	$175,650	$200,886	$274,842	$191,678
Purchase of property and equipment and intangible assets	(87,709)	(65,667)	(61,944)	(153,376)	(90,867)
Free cash flow	$11,483	$109,983	$138,942	$121,466	$100,811

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
Cost of revenue	$2,168	$2,653	$2,649	$4,821	$5,175
Research and development	$18,555	$21,935	$18,885	$40,490	$40,092
Sales, general and administrative	$11,672	$8,809	$10,721	$20,481	$22,557

(B) Comprise of transaction costs and compensation charges related to acquisitions.

(C) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over ten years.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2014 Outlook

GAAP gross margin	56.0%
Impact of stock-based compensation (A)	0.3%
Non-GAAP gross margin	56.3%

Q3 FY2014 Outlook
(In millions)
GAAP operating expenses	$460.0
Stock-based compensation expense included in operating expense	(33.0)
Amortization of acquisition-related intangible assets	(5.0)
Other acquisition-related costs (B)	(4.0)
Non-GAAP operating expenses	$418.0

(A) Represents $3.3 million of stock-based compensation expense included in cost of revenue.
(B) Comprise of transaction costs and compensation charges related to acquisitions.